As filed with the Securities and Exchange Commission on November 9, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

FIBRIA CELULOSE S.A.
(Exact name of registrant as specified in its charter)

N/A
(Translation of Registrant’s name into English)

Federative Republic of Brazil	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Rua Fidêncio Ramos, 302 — 3rd and (part of) 4th floors

Edifício Vila Olímpia, Torre B, Bairro Vila Olímpia

04551-010, São Paulo, SP, Brazil

(55-11) 2138-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

FIBRIA OVERSEAS FINANCE LTD.
(Exact name of registrant as specified in its charter)

N/A
(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

190 Elgin Avenue, George Town
Grand Cayman KY1-9005
Cayman Islands
(55-11) 2138-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Donald E. Baker, Esq.
John P. Guzman, Esq.
White & Case LLP

Avenida Brigadeiro Faria Lima, 2277, 4th Floor
01452-000, São Paulo, SP, Brazil
(55-11) 3147-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities(1)	(2)	(2)	(2)	(2)
Guarantees	(3)	(3)	(3)	(3)

(1)    Debt securities of Fibria Celulose S.A. and debt securities of Fibria Overseas Finance Ltd. fully and unconditionally guaranteed by Fibria Celulose S.A.

(2)    The registrants are registering an indeterminate amount of securities for offer and sale from time to time at indeterminate offering prices.  The registrant is deferring payment of the registration fee pursuant to Rule 456(b) of the Securities Act, and is omitting this information in reliance on Rule 457(r) of the Securities Act.

(3)    Guarantees of Fibria Celulose S.A. of debt securities of Fibria Overseas Finance Ltd.  No separate consideration will be received for the guarantees.  Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

PROSPECTUS

FIBRIA CELULOSE S.A.

Debt Securities and Guarantees

Fibria Overseas Finance Ltd.

Guaranteed Debt Securities

Fibria Celulose S.A. may offer debt securities from time to time, and Fibria Overseas Finance Ltd. may offer debt securities guaranteed by Fibria Celulose S.A. from time to time, in each case, in amounts, at prices and on terms to be determined at or prior to the time of the offering.  This prospectus describes the general manner in which these securities may be offered using this prospectus.  We will provide specific terms and offering prices of these securities in supplements to this prospectus.  You should read this prospectus and any accompanying prospectus supplement carefully before you invest.

We may offer the securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to investors, on a continuous or delayed basis or through any combination of these methods.  The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.  For general information about the distribution of securities offered, you should refer to the section entitled “Plan of Distribution” in the applicable prospectus supplement.  The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves risks.  You should carefully review the “Risk Factors” section set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, as well as in other reports we file from time to time and that we specify are incorporated by reference herein or in the applicable prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 9, 2017.

We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement.  We have not authorized anyone to provide you with different information.  This prospectus may only be used where it is legal to sell these securities.  You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front of those documents.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process.  Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time the debt securities described in this prospectus in one or more offerings. This prospectus provides you only with a general description of the debt securities that may be offered.  Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered.  The applicable prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us.  The applicable prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the applicable prospectus supplement. We may also add, update or change other information contained in the prospectus by incorporating by reference information we file with the SEC. You should read this prospectus, any related prospectus supplements and the related exhibits filed with the SEC, together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before making an investment in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by reference to the actual documents.  Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.  You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, any accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents.  Our business, financial condition, results of operations and prospects may have changed since that date.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement.  We have not authorized anyone to provide you with different information.  We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

In this prospectus, unless otherwise indicated, references to:

•                  “Fibria Celulose” refers to Fibria Celulose S.A.;

•                  “Fibria,” “our company,” “we,” “our,” “ours,” “us” or similar terms refer to Fibria Celulose together with its consolidated subsidiaries and jointly controlled companies;

•                  “Fibria Finance” refers to Fibria Overseas Finance Ltd.;

•                  “Brazil” refers to the Federative Republic of Brazil;

•                  references to the “real,” “reais” or “R$” are to the Brazilian real, the official currency of Brazil; and

•                  references to “U.S. dollars,” “dollars” or “U.S.$” are to United States dollars.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the U.S. Securities Act of 1933, as amended, or the Securities Act, relating to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information pertaining to us, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers.

The registration statement, including exhibits and schedules thereto, and any other materials we may file with the SEC, including our annual and other reports filed and/or furnished to the SEC under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, may be inspected without charge, at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet web site at http://www.sec.gov, from which you can electronically access the registration statement and its exhibits.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus.  This means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference in this prospectus the following documents listed below, which we have already filed with or furnished to the SEC:

•                  our annual report on Form 20-F for the fiscal year ended December 31, 2016, which we filed with the SEC on February 23, 2017 (File No. 001-15018), which we refer to as our 2016 Annual Report;

•                  any future annual reports on Form 20-F that we file with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

•                  our current report on Form 6-K furnished to the SEC on November 9, 2017 (File No. 001-15018), containing our unaudited consolidated interim financial statements as of September 30, 2017 and for the three- and nine-month periods ended September 30, 2017 and 2016, which we refer to as our Third Quarter Form 6-K;

•                  our current report on Form 6-K furnished to the SEC on November 9, 2017 (File No. 001-15018), containing a statement regarding the computation of our ratio of earnings to fixed charges; and

•                  any future reports on Form 6-K that we submit to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

You may request a copy of any and all of the information that has been incorporated by reference into this prospectus and that has not been delivered with this prospectus, at no cost, by writing or telephoning us at Rua Fidêncio Ramos, 302 — 3rd floor, Edifício Vila Olímpia, Torre B, Bairro Vila Olímpia, 04551-010, São Paulo, SP, Brazil, telephone +55 11 2138-4565.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements related to our plans, expectations regarding future events, business strategies and prospects that are subject to risks and uncertainties.  Some of the matters discussed concerning our business operations and financial performance include forward-looking statements within the meaning of the Securities Act and the Exchange Act.

We have based these forward-looking statements largely on our current expectations and estimates about future events and financial trends, which affect or may affect our businesses and results of operations. Although we believe that these forward-looking statements are based upon reasonable assumptions, these statements are subject to several risks and uncertainties and are made in light of information currently available to us.  It is possible that our future performance may differ materially from our current assessments due to a number of factors, including the following:

•                  our direction and future operation;

•                  the implementation of our principal operating strategies, including our potential participation in acquisition or joint venture transactions or other investment opportunities;

•                  general economic, political and business conditions, both in Brazil and in our principal export markets;

•                  industry trends and the general level of demand for, and change in the market prices of, our products;

•                  existing and future governmental regulation, including tax, labor, pension and environmental laws and regulations and import tariffs in Brazil and in other markets in which we operate or to which we export our products;

•                  the competitive nature of the industry in which we operate;

•                  our level of capitalization, including the levels of our indebtedness and overall leverage;

•                  the cost and availability of financing;

•                  compliance with the covenants contained in the instruments governing our indebtedness;

•                  the implementation of our financing strategy and capital expenditure plans;

•                  interest rate fluctuations, inflation and fluctuations in currency exchange rates, including the Brazilian real and the U.S. Dollar;

•                  legal and administrative proceedings to which we are or may become a party;

•                  the volatility of the prices of the raw materials we sell or purchase to use in our business;

•                  other statements included or incorporated in this prospectus that are not historical; and

•                  risk factors discussed herein under “Item 3.  Key Information—D. Risk Factors” of our 2016 Annual Report, which is incorporated by reference in this prospectus.

The words “believe,” “may,” “could,” “will,” “should,” “would,” “estimate,” “continue,” “plan,” “anticipate,” “intend,” “expect” and similar words are intended to identify estimates and forward-looking statements.  Estimates and forward-looking statements speak only as of the date they were made, and we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors.  Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance.  Our future results may differ materially from those expressed in these estimates and forward-looking statements.  In light of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, inclusive of, but not limited to, the factors mentioned above.  As a result of these risks and uncertainties, investors should not base their decisions to invest in this offering on these estimates or forward-looking statements.

FIBRIA CELULOSE

We are the world’s largest producer of market pulp, according to the independent consulting firm Hawkins Wright with an annual aggregate pulp production capacity of 5.3 million tons as of December 31, 2016.  This represented 23% of the world demand for bleached eucalyptus kraft market pulp, or BEKP, in 2016, according to the Pulp and Paper Products Council, or the PPPC.

We believe that our BEKP production costs are among the lowest in the world.  In Brazil, the most competitive market for BEKP, our pulp cash production cost per ton during the nine-month period ended September 30, 2017 was slightly higher than the average in Brazil of U.S.$208 per ton (excluding freight, marketing and sales costs) for August 2017, and in the year ended December 31, 2016, it was slightly less than the average in Brazil of U.S.$217 per ton (excluding freight, marketing and sales costs) for December 2016, according to Hawkins Wright. We believe that this important competitive advantage is principally due to: (1) our economies of scale; (2) advanced forestry techniques in managing the planting, maintenance and harvesting of our forests; (3) modern industrial plants using state-of-the-art technology; (4) the comparatively short harvest cycle of our trees; and (5) the relative low cost of our raw materials, including electricity and chemicals.

We produce BEKP in three pulp mills, which are located in the States of Espírito Santo, Mato Grosso do Sul and São Paulo.  In addition, we have a 50% interest in Veracel Celulose S.A., or Veracel, a joint venture with the Swedish-Finnish company Stora Enso OYJ, or Stora Enso, which operates a pulp mill in the State of Bahia.  In 2016, we produced 5,021 kilotons of pulp and recorded consolidated net revenues of R$9,614.8 million.

Our forestry base is broad and diversified.  We have certified quality, environmental, occupational health and safety and forest management systems, and all of our units have been certified by the Forest Stewardship Council® (FSC®), or the FSC, License Code FSC-C104120, and the Brazilian Forest Certification Programme (Cerflor) of the Programme for the Endorsement of Forest Certification (PEFC). The FSC is not responsible for and does not endorse any financial claims on returns on investments.  As of December 31, 2016, our forestry base was comprised of approximately 1,056,000 hectares (owned or leased) and located in seven Brazilian states, which does not account for areas covered by the forestry partnership programs (pursuant to which we support the seedling, our partners are responsible for the management of the forest, and we purchase the wood at the end of the harvesting cycle) and any forest base linked to the sale of forest assets (which are partnerships with respect to land located in the southern portion of the State of Bahia and the City of Losango, in the State of Rio Grande do Sul). Approximately 633,000 hectares of our total forestry land consisted of planted areas, approximately 364,000 hectares of conservation areas with native vegetation, or preserved areas, and 59,000 hectares related to other uses such as roads.

We are the controlling shareholder of Portocel Terminal Especializado de Barra do Riacho S.A., or Portocel, in which we hold a 51% interest.  Portocel operates a specialized terminal of Barra do Riacho, located three kilometers from our Aracruz mill in the State of Espírito Santo, and it is a port from which we export a portion of our cellulose production.

The export market is the principal destination for our production; our export sales volume accounted for 89% and 90% of our total BEKP sale volumes during the nine-month period ended September 30, 2017 and in the year ended December 31, 2016, respectively. During the nine-month period ended September 30, 2017, 37% of our net revenues came from sales in Asia, 33% came from sales in Europe, 20% came from sales in North America and the remaining 10% came from sales in Latin America (including Brazil), as compared to 30%, 39%, 20% and 11%, respectively, in the corresponding period in 2016.  In the year ended December 31, 2016, 37% of our net revenues came from sales in Europe, 32% came from sales in Asia, 22% came from sales in North America and the remaining 9% came from sales in Latin America (including Brazil).

Our strategy is to concentrate our sales in the markets for tissue paper and specialized papers, which generally present less volatility compared to the markets for printing and writing papers.  In 2016, approximately 48% of the BEKP volume we sold was used by our customers to produce tissue paper, approximately 34% to produce printing and writing paper and approximately 18% to produce specialized papers.  In the nine-month period ended September 30, 2017, in terms of sales volume, the tissue segment corresponded to 53%, printing and writing papers corresponded to 30% and specialty papers corresponded to 17% of our sales during the period.

Our joint-controlling shareholders are Votorantim S.A., and BNDES Participações S.A. — BNDESPAR, or BNDESPar, which are also our largest shareholders and together hold 58.5% of our total voting capital stock.  Votorantim S.A. is a holding company for industrial assets of the Votorantim Group, one of the largest private conglomerates in Brazil, and BNDESPar, a wholly-owned subsidiary of the Brazilian National Bank for Economic and Social Development (Banco Nacional de Desenvolvimento Econômico e Social), or BNDES, invests in various segments of the Brazilian economy.  Votorantim S.A. and BNDESPar have entered into a shareholders’ agreement with respect to their interests in our company.  For more information regarding this shareholders’ agreement, see “Item 10. Additional Information—C. Material Contracts—Shareholders’ Agreement of Fibria” in our 2016 Annual Report, which is incorporated by reference in this prospectus.  We believe that the support of our largest shareholders, in conjunction with our differentiated practices and transparent corporate governance, will continue to contribute to our good reputation and consolidate our position as a global business leader in the pulp market.

Fibria Celulose is incorporated under the laws of Brazil under the name Fibria Celulose S.A., as a publicly-held stock corporation with unlimited term.  Our headquarters and principal executive offices are located at Rua Fidêncio Ramos, 302 — 3rd and (part of) 4th floors, Edifício Vila Olímpia, Torre B, Bairro Vila Olímpia, 04551-010, São Paulo, SP, Brazil, and our investor relations telephone number is +55 11 2138-4565. Our investor relations website address is www.fibria.com.br/ir.  Information contained on our website is, however, not incorporated by reference in, and should not be considered as part of this prospectus, or any accompanying prospectus supplement.

FIBRIA FINANCE

Fibria Finance is a wholly-owned finance subsidiary of Fibria Celulose.  Fibria Finance is a finance company, and its business is to issue debt securities to fund the activities of Fibria Celulose and its subsidiaries and affiliates.  Fibria Finance is an exempted company which was incorporated with limited liability under the laws of the Cayman Islands on October 9, 2009 with unlimited duration.  The registered office of Fibria Finance is at the offices of Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands and its principal executive office is located at Rua Fidêncio Ramos, 302 — 3rd and (part of) 4th floors, Edifício Vila Olímpia, Torre B, Bairro Vila Olímpia, 04551-010, São Paulo, SP, Brazil.  Fibria Finance was registered with Company No. 231879 by the Registrar of Companies of the Cayman Islands on October 9, 2009.

USE OF PROCEEDS

Fibria Celulose

Unless otherwise indicated in any accompanying prospectus supplement, Fibria Celulose intends to use the net proceeds from the sale of its debt securities for general corporate purposes, including to repay debt.

Fibria Finance

Unless otherwise indicated in any accompanying prospectus supplement, Fibria Finance intends to on-lend the net proceeds from the sale of the debt securities to Fibria Celulose and its subsidiaries for their general corporate purposes, including to repay debt.

LEGAL OWNERSHIP OF DEBT SECURITIES

In this prospectus and in any applicable prospectus supplement, when we refer to the “holders” of debt securities as being entitled to specified rights or payments, we mean only the actual legal holders of the debt securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our debt securities, except as may be specifically provided for in a contract governing the debt securities. For example, once we make a payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to transfer the payment to you as a street name customer but does not do so.

Street Name and Other Indirect Holders

Holding debt securities in accounts with banks or brokers is known as holding in “street name.” If you hold our debt securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the debt securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries transfer to you, as an indirect holder, principal, interest and other payments, if any, on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any applicable prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that debt security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in this prospectus and any applicable prospectus supplement.

If you hold our debt securities in street name or through other indirect means, you should check with the institution through which you hold your interest in our debt securities to find out, among other things:

•                  how it handles payments and notices with respect to the debt securities;

•                  whether it imposes fees or charges;

•                  how it handles voting, if applicable;

•                  how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

•                  whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder; and

•                  how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary.

The applicable prospectus supplement will indicate whether the debt securities will be issued only as global securities.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of the debt securities and instead will deal only with the depositary that holds the global security.

You should be aware that if our debt securities are issued only in the form of global securities:

•                  you cannot have the debt securities registered in your own name;

•                  you cannot receive physical certificates for your interest in the debt securities;

•                  you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities;

•                  you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their debt securities in the form of physical certificates;

•                  the depositary’s policies will govern payments, transfers, exchanges and other matters relating to your interest in the global security. We, the trustee and any registrar have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We, the trustee and any registrar also do not supervise the depositary in any way; and

•                  the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, a global security representing our debt securities will terminate and interests in it will be exchanged for physical certificates representing the debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the debt securities transferred to your name, so that you will be a direct holder.

Unless we specify otherwise in the applicable prospectus supplement, the special situations in which a global security representing our debt securities will terminate are:

•                  the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or the depositary ceases to be a clearing agency registered under the Exchange Act, as amended, at a time when such depositary is required to be so registered in order to act as depositary, and, in each case, we do not or cannot appoint a successor depositary within 90 days; or

•                  any of the notes has become immediately due and payable in accordance with “Description of the Debt Securities — Events of Default.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by that prospectus supplement. When a global security terminates, the depositary (and not us, the trustee or any registrar) is responsible for deciding which institutions will be the initial direct holders.

DESCRIPTION OF THE DEBT SECURITIES

The following briefly summarizes the material provisions of the debt securities and the indentures that will govern the debt securities, other than pricing and related terms and other terms that will be disclosed in the applicable prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of your series of debt securities, which will be described in more detail in the applicable prospectus supplement. This summary is subject to, and qualified in its entirety by reference to, the provisions of such indenture, the debt securities and the prospectus supplement relating to each series of debt securities. In this summary, references to “Fibria Celulose” mean Fibria Celulose S.A. only and do not include any of our subsidiaries.

Indentures

Any debt securities that we issue will be governed by a document called an indenture. The indenture is a contract entered into between the issuer, the guarantor, if applicable, and a trustee, currently Deutsche Bank Trust Company Americas. The trustee under an indenture has two main roles:

•                  first, the trustee can enforce your rights against us if we default on our obligations under the indenture or the debt securities, although there are some limitations on the extent to which the trustee acts on your behalf that are described under “—Events of Default”; and

•                  second, the trustee performs administrative duties for us, such as sending payments and notices to you.

Fibria Celulose will issue debt securities under an indenture we refer to as the Fibria Celulose indenture. Fibria Finance will issue debt securities guaranteed by Fibria Celulose under an indenture we refer to as the Fibria Finance indenture.

Each of the Fibria Celulose and Fibria Finance indentures and their associated documents contain the full legal text of the matters described in this section. We have agreed in each indenture that New York law governs the indenture and the debt securities. We have filed a copy of the Fibria Celulose and Fibria Finance indentures with the SEC as exhibits to our registration statement. We have consented in each indenture to the non-exclusive jurisdiction of any U.S. federal or New York state court sitting in the borough of Manhattan in the City of New York, New York, United States and any appellate court from any thereof.

Types of Debt Securities

Together or separately, we may issue as many distinct series of debt securities under our indentures as are authorized by the corporate bodies that are required under applicable law and our corporate organizational documents to authorize the issuance of debt securities. Specific issuances of debt securities will also be governed by a supplemental indenture, an officer’s certificate or a document evidencing the authorization of any such corporate body. This section summarizes material terms of the debt securities that are common to all series of debt securities and to each of the Fibria Celulose and Fibria Finance indentures, unless otherwise indicated in this section and in the prospectus supplement relating to a particular series of debt securities.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including the definition of various terms used in the indentures. For example, we describe the meanings for only the more important terms that have been given special meanings in the indentures. Whenever we refer to defined terms of the indentures in this prospectus or in any prospectus supplement, those defined terms are incorporated by reference herein or in such prospectus supplement.

We may issue the debt securities at par (or with a small discount), at a premium or as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. We may also issue the debt securities as indexed securities or securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. We will describe the U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities in the applicable prospectus supplement.

In addition, the material financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series of debt securities described in the applicable prospectus supplement.

In addition, the prospectus supplement will state whether we will list the debt securities of the series on any stock exchange or exchanges and, if so, which ones.

Form, Exchange and Transfer

The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in fully registered form without interest coupons and in minimum denominations of U.S.$2,000 and any integral multiples of U.S.$1,000 thereof.

You may have your debt securities broken into more debt securities of smaller authorized denominations or combined into fewer debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an exchange.

You may exchange or transfer your registered debt securities at the office of the trustee. The trustee will maintain an office in New York, New York. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also register transfers of the registered debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the security registrar with a written instrument of transfer satisfactory in form to the security registrar.

If we designate additional transfer agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular transfer agent. Fibria Celulose may also approve a change in the office through which any transfer agent acts or choose to act as our transfer agent.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities in order to freeze the list of holders to prepare the mailing during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

If your debt securities are in registered form, we will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day is called the “regular record date” and will be stated in the applicable prospectus supplement.

We will pay interest, principal (and premium, if any) and any other money due on global registered debt securities pursuant to the applicable procedures of the depositary or, if the debt securities are not in global form, at our office or agency maintained for that purpose in New York, New York. We may also choose to pay interest by mailing checks. Upon application by a holder to the specified office of the trustee or any paying agent not less than 10 business days before the due date for any payment in respect of a debt security, such payment may be made by transfer to a U.S. dollar account maintained by the holder with a bank in New York City. We may also arrange for additional payment offices, and we may cancel or change our use of these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may appoint paying agents outside the United States for a specific issuance of securities. We may also choose to act as our own paying agent.

Regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or then held by us in trust, that remains unclaimed at the end of two years after the amount is due to a direct holder will, subject to any unclaimed property laws, be repaid to us or (if then held in trust) discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the registrar’s records. In addition, if the debt securities of a series are listed on a securities exchange, we will provide notice to the holders in accordance with the applicable rules of such exchange.

Modification and Waiver

Each indenture provides several categories of changes that can be made to the indenture and the debt securities issued under that indenture. Such changes may or may not require the consent of the holders, as described below.

Changes Requiring Each Holder’s Approval

Each indenture provides that there are changes to the indenture that cannot be made without the approval of each holder of the outstanding debt securities affected thereby. Those types of changes include:

•                  reduce the rate of interest on any debt security or extend the stated maturity of any payment of interest on any debt security;

•                  reduce the principal amount of any debt security or extend the stated maturity of any payment of principal of (and premium, if any, on) any debt security;

•                  reduce the amount payable upon the redemption of any debt security or change the time at which any debt security may be redeemed;

•                  a change in the currency of any payment on a debt security or its place of payment;

•                  an impairment of the holder’s right to sue for payment of any amount due on a debt security;

•                  a waiver of specified defaults in payment of principal of (and premium, if any, on) and interest on a debt security;

•                  in the case of the Fibria Finance indenture, amend any provisions of the payment obligations under guarantees in a manner that would materially and adversely affect the holders;

•                  a reduction in the percentage in principal amount of the outstanding debt securities the consent of the holders of which is needed to modify or amend the indenture or a debt security or waive compliance with various provisions of the indenture; and

•                  make any change in the amendment or waiver provisions which require each holder’s consent.

Changes Not Requiring Approval

Each indenture provides that there are changes to the indenture that do not require any approval by holders of outstanding debt securities under that indenture. Those types of changes include:

•                  to cure any ambiguity, defect or inconsistency in the indenture or the debt securities;

•                  to comply with the covenant described under the caption “—Certain Covenants of Fibria Celulose—Mergers and Similar Transactions”;

•                  to evidence and provide for the acceptance of an appointment by a successor trustee;

•                  to provide for any guarantee of the debt securities, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or Lien securing the debt securities when such release, termination or discharge is permitted by the indenture;

•                  to provide for or confirm the issuance of additional debt securities; or

•                  to make any other change that does not materially, adversely affect the rights of any holder or to conform the indenture to this “Description of the Debt Securities” or the “Description of the Notes” in the applicable  prospectus supplement.

Changes Requiring Majority Approval

Each indenture provides that other changes to the indenture and the outstanding debt securities under the indenture requires the approval by the holders of debt securities that together represent a majority of the outstanding principal amount of the particular series affected. This approval would also be required for us to obtain a waiver of all or part of any covenants described below under “—Certain Covenants of Fibria Celulose” or in the applicable prospectus supplement, for us to obtain a waiver of a past default, or to rescind or annul a declaration of acceleration with respect to debt securities of any series before a judgment or decree for payment of the money due has been obtained by the trustee if subject to the conditions described in “Events of Default—Remedies Upon an Event of Default.” The required approval must be given by written consent. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities issued under that indenture described above under “—Changes Requiring Each Holder’s Approval” unless we obtain the consent of all holders of the debt securities issued under that indentures to the waiver.

Further Details Concerning Voting

Debt securities will not be considered outstanding, and therefore the holders of those debt securities will not be eligible to vote or take other action under the applicable indenture, if we have deposited or set aside in trust for the holders money for their payment or redemption. Debt securities will also not be eligible to vote or take other action under the applicable indenture if they have been defeased as described under “—Defeasance and Discharge.” Debt securities held by Fibria Celulose, Fibria Finance or their affiliates are not considered outstanding.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In limited circumstances, the trustee, and not Fibria Celulose or Fibria Finance, will be entitled to set a record date for action by holders. If a record date is set for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or, if it sets the record date, the trustee may specify. This period may be shortened or lengthened (but not beyond 180 days).

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund; that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, other than as set forth in “—Optional Tax Redemption” below, unless otherwise specified in the applicable prospectus supplement, we will not be entitled to redeem your debt security before its stated maturity.

If the applicable prospectus supplement specifies a redemption date, it will also specify one or more redemption prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulae used to determine the redemption price. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If the applicable prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed. If less than all of the debt securities are redeemed at any time, (1) the particular debt securities to be redeemed will be chosen by the trustee in compliance with the requirements governing redemptions of the principal securities exchange, if any, on which debt securities of the applicable series are listed or if such securities exchange has no requirement governing redemption or the debt securities of the applicable series are not then listed on a securities exchange, on a pro rata basis or by lot (or, in the case of debt securities issued in global form, subject to the applicable procedures of the depositary), and (2) the trustee will authenticate and deliver to the holder of such debt securities without service charge, a new debt security or securities of the same series and of like tenor, of any authorized denomination as requested by such holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the debt security so surrendered. If debt securities of any series are redeemed in part, the remaining outstanding amount of any debt security of that series must be at least equal to U.S.$2,000 and be an integral multiple of U.S.$1,000.

In the event that we exercise an option to redeem any debt securities, we will give to the trustee and the holders written notice of the principal amount of the debt securities to be redeemed, not less than five business days nor more than 60 business days before the applicable redemption date. We will give the notice in the manner described above under “—Notices.”

Optional Tax Redemption

Unless otherwise indicated in the applicable prospectus supplement, Fibria Celulose, Fibria Finance or any such successor may, at its option, redeem all, but not less than all, of the debt securities, if

•                  as a result of a change in, or amendment to, any laws, rules or regulations of a Relevant Jurisdiction (as defined below in “—Payment of Additional Amounts”), or any amendment to or change in an official interpretation, administration or application of such laws, rules or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or is announced on or after the later of the issue date or the date a Relevant Jurisdiction becomes a Relevant Jurisdiction:

•                  Fibria Celulose or any successor has or will become obligated to pay Additional Amounts as described above under “—Payment of Additional Amounts” in excess of the Additional Amounts Fibria Celulose or any such successor would be obligated to pay if payments were subject to withholding or deduction at a rate of 15% or at a rate of 25% in case the holder of the debt securities is resident in a tax haven jurisdiction for Brazilian tax purposes; or

•                  Fibria Finance or any successor has or will become obligated to pay any Additional Amounts as described above under “—Payment of Additional Amounts” in excess of the Additional Amounts Fibria Finance or any such successor would be obligated to pay if payments were subject to withholding or deduction at a rate of 0%; and

•                  in each such case, the obligation cannot be avoided by Fibria Celulose or Fibria Finance or their respective successors, as applicable, after taking reasonable measures to avoid it. For this purpose, “reasonable” measures do not include any change in the jurisdiction of incorporation or organization or location of the principal executive office or registered office of Fibria Celulose or Fibria Finance or their respective successors, as applicable.

If the debt securities are redeemed, the redemption price for the debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed and any applicable premium plus accrued interest due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the applicable prospectus supplement for such debt securities. Furthermore, we must give you between five business days and 60 business days’ notice before redeeming the debt securities (except in the case of debt securities that have a variable rate of interest, which may be redeemed on any interest payment date).

Open Market Purchases

Subject to any restrictions described in the applicable prospectus supplement, we or our affiliates may at any time purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled, but will only be resold in compliance with applicable requirements or exemptions under the relevant securities laws.

Payment of Additional Amounts

Unless otherwise indicated in the applicable prospectus supplement, all payments in respect of the debt securities issued thereunder and the related guarantee, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, or other governmental charges of whatever nature imposed or levied by or on behalf of (i) Brazil, (ii) the Cayman Islands, or (iii) any other jurisdiction or political subdivision thereof in which Fibria Celulose, Fibria Finance or any successor thereto is organized or is a resident for tax purposes (a “Relevant Jurisdiction”), unless Fibria Celulose or Fibria Finance, as applicable, is compelled by law to deduct or withhold such taxes, duties, assessments or governmental charges. In such event, Fibria Celulose or Fibria Finance, as applicable, will pay to each holder such additional amounts as may be necessary in order that every net payment made by Fibria Celulose or Fibria Finance, as applicable, on each debt security of that series or the related guarantee after such withholding or deduction will not be less than the amount then due and payable on such debt security or the related guarantee. Notwithstanding the foregoing, neither Fibria Celulose nor Fibria Finance will have to pay additional amounts:

i.                  to, or to a third party on behalf of, a holder or beneficial owner who is liable for such taxes, duties, assessments or governmental charges in respect of such debt security by reason of its having some present or former connection with a Relevant Jurisdiction, other than the mere holding of the debt security and the receipt of payments with respect to the debt security or the related guarantee;

ii.               in respect of any tax, assessment or other governmental charge that would not have been so imposed but for the presentation by a holder for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is made, whichever occurs later;

iii.            in respect of any tax, duty, assessment or other governmental charge to the extent that such tax, duty, assessment or other governmental charge would not have been imposed but for the failure of a holder or beneficial owner to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with a Relevant Jurisdiction, if (a) such compliance is required or imposed by law as a precondition to exemption from all or a part of such tax, duty, assessment or other governmental charge and (b) Fibria Celulose or Fibria Finance, as applicable, has given the holders at least 30 days’ notice that holders will be required to comply with such requirement;

iv.           in respect of any estate, inheritance, gift, sales, transfer, excise or personal property or similar tax, assessment or governmental charge;

v.              [Reserved]

vi.           in respect of any tax, assessment or other governmental charge that would have been avoided by such holder presenting the relevant debt security (if presentation is required) or requesting that such payment be made to another paying agent, if applicable, in a member state of the European Union;

vii.        in respect of any tax, assessment or other governmental charge that is payable other than by deduction or withholding from payments of principal of(and premium, if any, on) or interest on the debt security of the applicable series; or

viii.     in respect of any combination of the above.

Notwithstanding anything to the contrary in the preceding paragraph, Fibria Celulose, Fibria Finance and any paying agent, the trustee, the principal paying agent or any other person will be entitled to make any deduction or withholding without any liability, and will not be required to pay any additional amounts with respect to any such deduction or withholding, imposed on or in respect of any debt security pursuant to Section 1471 through Section 1474 of the Code (“FATCA”), any treaty, law, regulation or other official guidance enacted by any jurisdiction in which we are organized, or in which payments on the debt securities are made, or any successor jurisdiction or any political subdivision or authority therein or thereof having power to tax (each such jurisdiction, a “Taxing Jurisdiction”), implementing FATCA, or any agreement between us, the trustee, the principal paying agent or a paying agent and the United States, a Taxing Jurisdiction, or any authority of any of the foregoing implementing FATCA.

The applicable prospectus supplement may describe additional circumstances in which we would not be required to pay additional amounts.

The debt securities are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, neither Fibria Celulose nor Fibria Finance will be required to make a payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

Fibria Celulose or Fibria Finance will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, registration or the making of payments in respect of the debt securities and the guarantee, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of Brazil or the Cayman Islands, as the case may be, other than those resulting from, or required to be paid in connection with, the enforcement of the debt securities and the guarantee following the occurrence of any default or Event of Default.

No additional amounts will be paid with respect to a payment on any debt security or the related guarantee to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive payment of the additional amounts had the beneficiary, settlor, member or beneficial owner been the holder of the debt securities or the related guarantee.

Any reference in this prospectus or the applicable prospectus supplement, the applicable indenture or the debt securities to principal of (and premium, if any, on) or interest on the debt securities or the guarantees by Fibria Celulose, or Fibria Finance, as applicable, will be deemed to include any additional amount, unless the context requires otherwise, that may be payable in respect of such principal (and premium, if any, on), or interest.

Certain Covenants of Fibria Celulose

Mergers and Similar Transactions

Unless otherwise specified in the applicable prospectus supplement, Fibria Celulose will covenant that Fibria Celulose will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets (determined on a consolidated basis of Fibria Celulose and its subsidiaries) to, any person unless:

•                  the person formed by such consolidation or into which Fibria Celulose is merged (if other than Fibria Celulose) or the person that acquires by conveyance, transfer or lease all or substantially all of the properties or assets of Fibria Celulose, which we refer to as the “successor person,” will expressly assume, by a supplemental indenture to the applicable indenture, all obligations of Fibria Celulose under the applicable indenture and the debt securities or guarantee, as applicable, issued under that indenture;

•                  immediately after giving effect to such transaction, no Event of Default with respect to any debt security issued under the applicable indenture will have occurred and be continuing; and

•                  Fibria Celulose has delivered to the trustee under the applicable indenture:

•                  a certificate signed by an executive officer of Fibria Celulose stating that such consolidation, merger, conveyance, transfer or lease complies with this covenant and that all relevant conditions precedent provided in the applicable indenture have been complied with; and

•                  an opinion of counsel stating that such consolidation, merger, conveyance, transfer or lease complies with this covenant and that all relevant conditions precedent provided in the applicable indenture have been complied with;

provided that the conditions above shall not apply to any consolidation or merger of a Wholly Owned Subsidiary organized under the laws of Brazil, the United States or any Organization for Economic Cooperation and Development country with or into Fibria Celulose and Fibria Celulose is the surviving entity.

Upon any consolidation, merger, conveyance or transfer in accordance with these conditions, the successor person will succeed to, and be substituted for, and may exercise every right and power of, Fibria Celulose under the debt securities or guarantee of Fibria Celulose, as applicable, with the same effect as if the successor person had been named as the issuer or guarantor, as applicable, of the debt securities issued under the applicable indenture.

If the conditions described above are satisfied, Fibria Celulose will not need to obtain the consent of the holders in order to merge or consolidate or convey, transfer or lease all or substantially all of its properties or assets to any other person. Also, Fibria Celulose will not need to satisfy these conditions if Fibria Celulose enters into other types of transactions, including the following:

•                  any transaction in which Fibria Celulose acquires the stock or assets of another person;

•                  any transaction that involves a change of control of Fibria Celulose, but in which Fibria Celulose does not merge or consolidate; and

•                  any transaction in which Fibria Celulose sells or otherwise disposes of less than substantially all of its assets.

Limitation on Liens

Unless otherwise specified in the applicable prospectus supplement, Fibria Celulose will covenant that for so long as any debt securities remain outstanding under the applicable indenture, Fibria Celulose will not, and will not permit any Significant Subsidiary to, create or suffer to exist any Lien upon any of its property or assets now owned or hereafter acquired by it or on any Capital Stock of any Significant Subsidiary securing any Indebtedness of Fibria Celulose or any Significant Subsidiary, other than a Permitted Lien, without in any such case effectively providing that the outstanding debt securities (together with, if Fibria Celulose so determines, any other Indebtedness of Fibria Celulose) are secured equally and ratably with or prior to such secured Indebtedness for so long as such Indebtedness is so secured.  For the definitions of capitalized terms used in this paragraph, see “—Certain Defined Terms.”  For the definitions of capitalized terms used in this paragraph, see ‘‘—Certain Defined Terms.’’

“Permitted Liens” means:

(1)                                 any Lien existing on the date of the applicable indenture, and any extension, renewal or replacement (and any subsequent extensions, renewals or replacements) thereof or of any Lien referred to in clauses (2), (3), (4) or (11) below; provided, however, that the aggregate principal amount of

Indebtedness so secured is not increased, other than any increase reflecting premiums, fees and expenses in connection with such extension, renewal or replacement;

(2)                                 any Lien on any property or assets (including Capital Stock of any person) securing Indebtedness incurred solely for purposes of financing the acquisition, construction or improvement of such property or assets including related transaction fees and expenses after the date of the applicable indenture; provided that (a) the aggregate principal amount of Indebtedness secured by the Liens will not exceed (but may be less than) the cost (i.e., purchase price) of the property or assets so acquired, constructed or improved and (b) the Lien is incurred before, or within 365 days after the completion of, such acquisition, construction or improvement and does not encumber any other property or assets of Fibria Celulose or any Significant Subsidiary;

(3)                                 any Lien securing Indebtedness for the purpose of financing all or part of the cost of the acquisition, construction or development of a project; provided that (a) the Lien in respect of such Indebtedness is limited to assets (including Capital Stock of the project entity), rights and/or revenues of such project, (b) the aggregate principal amount of Indebtedness secured by the Liens will not exceed (but may be less than) the cost (i.e., purchase price) of the project, and (c) the Lien is incurred before, or within 365 days after the completion of, that acquisition, construction or development and does not apply to any other property or assets of Fibria Celulose or any Significant Subsidiary;

(4)                                 any Lien existing on any property or assets of any person before that person’s acquisition by, merger into or consolidation with Fibria Celulose or any Subsidiary after the date of the applicable indenture; provided that (a) the Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation, (b) the Indebtedness secured by the Liens may not exceed the Indebtedness secured on the date of such acquisition, merger or consolidation, in each case, taking into account any accrued interest or monetary variation, (c) the Lien will not apply to any other property or assets of Fibria Celulose or any of its Subsidiaries and (d) the Lien will secure only the Indebtedness that it secures on the date of such acquisition, merger or consolidation;

(5)                                 any Lien imposed by law that was incurred in the ordinary course of business, including carriers’, warehousemen’s and mechanics’ liens and other similar encumbrances arising in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings;

(6)                                 any pledge or deposit made in connection with workers’ compensation, unemployment insurance or other similar social security legislation, any deposit to secure appeal bonds in proceedings being contested in good faith to which Fibria Celulose or any Subsidiary is a party, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which Fibria Celulose or any Subsidiary is a party or deposits for the payment of rent, in each case made in the ordinary course of business;

(7)                                 any Lien in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of Fibria Celulose or any Subsidiary in the ordinary course of business;

(8)                                 any Lien securing taxes, assessments and other governmental charges, the payment of which are not yet due or are being contested in good faith by appropriate proceedings and for which such reserves or other appropriate provisions, if any, have been established as required by GAAP;

(9)                                 minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or assets or minor imperfections in title that do not materially impair the value or use of the property or assets affected thereby, and any leases and subleases of real property that do not interfere with the ordinary conduct of the business of Fibria Celulose or any Subsidiary, and which are made on customary and usual terms applicable to similar properties;

(10)                          any rights of set-off of any person with respect to any deposit account of Fibria Celulose or any Subsidiary arising in the ordinary course of business and not constituting a financing transaction;

(11)                          any Lien granted to secure borrowings from, directly or indirectly, (a) Banco Nacional de Desenvolvimento Econômico e Social—BNDES, Banco do Nordeste do Brasil S.A. or any other Brazilian governmental development bank or credit agency or (b) any international or multilateral development bank, government-sponsored agency, export-import bank or agency, or official export-import credit insurer;

(12)                          any Liens securing obligations under hedging agreements not for speculative purposes;

(13)                          any Lien on the inventory or receivables and related assets of Fibria Celulose or any Subsidiary securing the obligations of such person under any lines of credit or working capital facility or in connection with any structured export or import financing or other trade transaction; provided that the aggregate amount of receivables securing Indebtedness will not exceed (a) with respect to transactions secured by receivables from export sales, 80% of Fibria Celulose’s consolidated gross revenues from export sales for the most recently concluded period of four consecutive fiscal quarters; or (b) with respect to transactions secured by receivables from domestic sales, 80% of such Person’s consolidated gross revenues from sales for the most recently concluded period of four consecutive fiscal quarters; provided, further, that Advance Transactions will not be deemed transactions secured by receivables for purpose of the above calculation;

(14)                          Liens securing obligations owed by any Subsidiary of Fibria Celulose to Fibria Celulose or one or more Subsidiaries of Fibria Celulose and/or by Fibria Celulose to one or more such Subsidiaries; and

(15)                          in addition to the foregoing Liens set forth in clauses (1) through (14) above or otherwise permitted by this covenant, Liens securing Indebtedness of Fibria Celulose or any Subsidiary (including, without limitation, guarantees of Fibria Celulose or any Subsidiary) that does not in aggregate principal amount, at any time of determination, exceed 15.0% of Consolidated Total Assets.

For the avoidance of doubt, a Permitted Lien need not be permitted solely by reference to a single clause permitting such Lien, but may be permitted in part by such clause and in part by one or more other clauses of the definition of Permitted Lien.

You should consult the prospectus supplement relating to your debt securities for further information about these covenants and whether they are applicable to your debt securities.

Additional Limitations on Fibria Finance

Unless otherwise specified in the applicable prospectus supplement, Fibria Finance will not:

•                  engage in any business or conduct any operations, other than to finance the operations of Fibria Celulose and its subsidiaries, activities that are reasonably ancillary thereto (including, without limitation, on-lending of funds, repurchases of Indebtedness not prohibited by the Indenture, and entering into transactions involving Hedging Obligations not for speculative purposes relating to such Indebtedness) and cash management measures and short term investments;

•                  incur any Indebtedness other than (1) the debt securities and (2) any other indebtedness which (i) ranks equally with the debt securities or (ii) is subordinated to the debt securities;

•                  consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any person, except (i) to the extent that it complies with the conditions set forth in “Description of the Debt Securities—Certain Covenants of Fibria Celulose—Mergers and Similar Transactions” (substituting “Fibria Finance” for “Fibria Celulose” therein) in the accompanying prospectus or (ii) with an affiliate of Fibria Finance solely for the purpose of reincorporating Fibria Finance in another jurisdiction (so long as reincorporation does not materially adversely affect the rights of the holders of the debt securities);

•                  redeem any of its shares; and

•                  incur any Liens on any of its assets, except for any Liens imposed by operation of law.

In addition, Fibria Celulose will covenant to continue to own, directly or indirectly, a majority of the Voting Stock of Fibria Finance.  In connection with a substitution of Fibria Finance as issuer, upon the execution of the applicable Issuer Substitution Documents, neither Fibria Finance nor the Substituted Issuer will be subject to the covenants set forth in this “—Additional Limitations on Fibria Finance.”

Substitution of Issuer of the Debt Securities

Without the consent of any holder of the applicable series of debt securities, (a) Fibria Finance may be substituted by (x) Fibria Celulose or (y) any Wholly-owned Subsidiary of Fibria Celulose and (b) Fibria Celulose may be substituted by any Wholly-owned Subsidiary of Fibria Celulose, as principal debtor in respect of such series of debt securities (in that capacity, the “Substituted Issuer”); provided that the following conditions are satisfied:

(1)                                           such documents will be executed, (a) in the case of the Fibria Finance indenture, by the Substituted Issuer, Fibria Finance, Fibria Celulose and the trustee as may be necessary to give full effect to the substitution, including a supplemental indenture under which the Substituted Issuer assumes all of the obligations of Fibria Finance under the indenture and the applicable series of debt securities and, unless Fibria Celulose is the Substituted Issuer or Fibria Celulose’s then-existing guarantee remains in full force and effect, a substitute guarantee issued by Fibria Celulose in respect of the applicable series of debt securities or (b) in the case of the Fibria Celulose indenture, by the Substituted Issuer, Fibria Celulose and the trustee as may be necessary to give full effect to the substitution, including a supplemental indenture under which (i) the Substituted Issuer assumes all of the obligations of Fibria Celulose under the indenture and the applicable series of debt securities and (ii) the covenants and events of default under the indenture and the applicable series of debt will continue to apply to Fibria Celulose in respect of the applicable series of debt securities as if no such substitution had occurred and (iii) Fibria Celulose fully, unconditionally and irrevocably guarantees to each holder of the applicable series of debt securities the payment of all sums payable under the indenture and the applicable series of debt securities by the Substituted Issuer as such principal debtor (collectively, the “Substitution Documents”);

(2)                                           if the Substituted Issuer is organized in a jurisdiction other than (x) the Cayman Islands (in the case of the Fibria Finance indenture), or (y) Brazil (in the case of the Fibria Celulose indenture), the Substitution Documents will contain covenants (i) to ensure that each holder of the applicable series of debt securities has the benefit of a covenant in terms corresponding to the obligations of Fibria Finance or Fibria Celulose, as applicable, in respect of the payment of additional amounts (but replacing references to the Cayman Islands or Brazil, as applicable, with references to such other jurisdiction) and (ii) to indemnify each holder and beneficial owner of the applicable series of debt securities against all taxes or duties that (a) arise by reason of a law or regulation in effect or contemplated on the effective date of the substitution that are incurred or levied against such holder or beneficial owner of the applicable series of debt securities as a result of the substitution and that would not have been so incurred or levied had the substitution not been made, and (b) are imposed on such holder or beneficial owner of the applicable series of debt securities by any political subdivision or taxing authority of any country in which such holder or beneficial owner of the debt securities resides or is subject to any such tax or duty and that would not have been so imposed had the substitution not been made;

(3)                                           Fibria Finance or Fibria Celulose, as applicable, will deliver, or cause the delivery, to the trustee opinions from internationally recognized counsel in the jurisdiction of organization of the Substituted Issuer and the State of New York as to the enforceability of the Substitution Documents, as well as an officer’s certificate as to compliance with the provisions described under this section;

(4)                                           the Substituted Issuer will appoint a process agent in the Borough of Manhattan in The City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the applicable series of debt securities, the applicable indenture and the Substitution Documents;

(5)                                           no Event of Default under the applicable indenture has occurred or is continuing; and

(6)                                           the substitution will comply with all applicable requirements under the laws of the jurisdiction of organization of the Substituted Issuer, the Cayman Islands (in the case of the Fibria Finance indenture) and Brazil (in the case of the Fibria Celulose indenture).

Upon the execution of the Substitution Documents, any substitute guarantees and compliance with the other conditions in the applicable indenture relating to the substitution, (i) the Substituted Issuer will be deemed to be named in the applicable series of debt securities as the principal debtor in place of Fibria Finance or Fibria Celulose (or any previous substitute), as applicable; (ii) in the case of the Fibria Finance indenture, Fibria Finance (or any previous substitute) will be released from all of its obligations under the applicable series of debt securities and the indenture; and (iii) in the case of the Fibria Celulose Indenture, Fibria Celulose (or any previous substitute) will be released from its obligations under the applicable series of debt securities and the applicable indenture, but Fibria Celulose shall provide a guarantee in respect of the applicable series of debt securities and remain subject to the covenants and events of default under the applicable series of debt securities and applicable indenture as if no substitution had occurred.

Not later than 10 business days after the execution of the Substitution Documents, the Substituted Issuer will give notice thereof to the holders of the applicable series of debt securities.

Defeasance and Discharge

The following discussion of full defeasance and covenant defeasance will apply to your series of debt securities.

Full Defeasance

Fibria Celulose and Fibria Finance (in the case of securities issued under the Fibria Finance indenture) will be legally released from any payment and other obligations on the debt securities of the applicable series, except for various obligations described below (such release is referred to as “full defeasance”), provided that Fibria Celulose or Fibria Finance, as applicable, in addition to other actions, puts in place the following arrangements for you to be repaid:

•                  Fibria Celulose or Fibria Finance, as applicable, must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the applicable series a combination of money and non-callable U.S. government or U.S. government agency debt securities or bonds that, in the opinion of an internationally recognized firm of independent public accountants or investment bank, will generate enough cash without consideration of any reinvestment to make interest, principal (and premium, if any) and any other payments on the debt securities of the applicable series on their various due dates.

•                  Fibria Celulose or Fibria Finance, as applicable, must deliver to the trustee a legal opinion of counsel, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then-current U.S. federal income tax law Fibria Celulose or Fibria Finance, as applicable, may make the above deposit without causing you to be taxed on the debt securities of the applicable series any differently than if Fibria Celulose or Fibria Finance, as applicable, did not make the deposit and instead repaid the debt securities itself of the applicable series.

If Fibria Celulose or Fibria Finance ever accomplished full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities of the applicable series. You could not look to Fibria Celulose or Fibria Finance for repayment in the unlikely event of any shortfall. However, even if Fibria Celulose or Fibria Finance takes these actions, a number of our obligations relating to the debt securities of the applicable series will remain, including to register the transfer and exchange of debt securities and to replace mutilated, destroyed, lost or stolen debt securities.

Covenant Defeasance

Fibria Celulose or Fibria Finance, as applicable, can make the same type of deposit described above and be released from all or some of the covenants and certain Events of Default that apply to the debt securities of that particular series. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and debt securities set aside in trust to repay the debt securities of that series. In order to achieve covenant defeasance, Fibria Celulose or Fibria Finance, as applicable, would be required to take all of the steps described above under “—Full Defeasance,” except that the opinion of counsel would not have to refer to a change in United States Federal income tax laws or a ruling from the United States Internal Revenue Service.

If Fibria Celulose or Fibria Finance, as applicable, were to accomplish covenant defeasance, the following provisions of the indenture and/or the debt securities of the applicable series would no longer apply:

•                  certain covenants applicable to the series of debt securities described herein and in the applicable prospectus supplement; and

•                  the second Event of Default described below under “—Events of Default—What Is an Event of Default?”.

If Fibria Celulose or Fibria Finance, as applicable, accomplishes covenant defeasance, you would still be able to look to it for repayment of the debt securities of the applicable series if there were a shortfall in the trust deposit. If any event of default occurs and the debt securities of the applicable series become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Ranking

The applicable prospectus supplement will indicate whether the debt securities of a particular series are subordinated to any of our other debt obligations. If they are not subordinated, they will rank equally with all our other unsecured and unsubordinated indebtedness. Unsecured debt securities will effectively be subordinated to our secured indebtedness.

Events of Default

Each indenture provides that you will have rights if you hold debt securities issued under that indenture and an event of default occurs under that indenture and is not cured or waived, as described later in this subsection and as may be specified in the applicable prospectus supplement.

What Is an Event of Default?

Each indenture provides that the term “Event of Default” with respect to any series of debt securities means any of the following, unless otherwise specified in the applicable prospectus supplement:

(1)         failure to pay any interest on any of the debt securities of that series on the date when due, which failure continues for a period of 30 days; or failure to pay any principal of (including premium, if any, on) any of the debt securities of that series on the date when due upon its Stated Maturity, upon redemption, or otherwise.

(2)         Fibria Celulose or Fibria Finance (in the case of securities issued under the Fibria Finance indenture) fails to comply with any of its other covenants or agreements in respect of the debt securities of that series or the applicable indenture (other than those referred to in the foregoing clause (1)) and such failure continues for a period of 60 days after Fibria Celulose or Fibria Finance, as applicable, receives a notice of default from the trustee or holders of 25% of the principal amount of the outstanding debt securities of the affected series;

(3)         Fibria Celulose pursuant to or within the meaning of any Bankruptcy Law: (1) commences a voluntary case or files a request or petition for a writ of execution to initiate bankruptcy proceedings or have itself adjudicated as bankrupt; (2) applies for or consents to the entry of an order for relief against it in an involuntary case; (3) applies for or consents to the appointment of a custodian of it or for any substantial part of its property; (4) makes a general assignment for the benefit of its creditors; (5) proposes or agrees to an accord or composition in bankruptcy between itself and its creditors; or (6) files for a reorganization of its debts (judicial or extrajudicial recovery); or

(4)         A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against Fibria Celulose in an involuntary case; (2) appoints a custodian of Fibria Celulose or for any substantial part of the property of Fibria Celulose; (3) orders the winding up or liquidation of Fibria Celulose; (4) adjudicates Fibria Celulose as bankrupt or insolvent; (5) ratifies an accord or composition in bankruptcy between Fibria Celulose and the respective creditors thereof; or (6) grants a judicial or extrajudicial recovery to Fibria Celulose, and in the case of any of (1) through (6), the order or decree remains unstayed and in effect for 60 days.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the applicable indenture, although the default and acceleration of one series of debt securities may trigger a default and acceleration of another series of debt securities.

Fibria Celulose or Fibria Finance (in the case of securities issued under the Fibria Finance indenture) will furnish to the trustee within 120 days after the end of our fiscal year every year a written statement of certain of its officers or directors, as the case may be, that will either certify that, to their knowledge, it is in compliance with the applicable indenture and the debt securities of each series issued thereunder or specify any default.

Remedies upon an Event of Default

Except as provided in the next sentence, if an event of default has occurred and has not been cured, the trustee may, or at the written request of holders of not less than 25% in principal amount of the outstanding debt securities of the applicable series will, declare all unpaid principal of (and premium, if any, on) and accrued and unpaid interest on all debt securities of that series to be due and payable immediately, and upon any such declaration, such amounts will become immediately due and payable. If an event of default occurs because of a bankruptcy, insolvency or reorganization relating to Fibria Celulose, the unpaid principal of (and premium, if any, on) and accrued and unpaid interest on the debt securities under the applicable indenture will be automatically accelerated, without any declaration or action by the trustee or any holder.

Each of the situations described above is called an acceleration of maturity. If the maturity of the debt securities of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may cancel the acceleration of the debt securities of that series, provided that (1) Fibria Celulose or Fibria Finance, as applicable, has paid or deposited with the trustee under the applicable indenture a sum sufficient to pay (a) all overdue interest on all of the debt securities of the applicable series, (b) the principal of (and premium, if any, on) any debt securities of the applicable series that has become due (other than amounts due solely because of the acceleration), (c) interest upon overdue interest on such overdue interest as provided in the applicable indenture and supplemental indenture (to the extent that payment of this interest is lawful), and (d) all sums paid or advanced by the trustee under the applicable indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (2) all other Events of Default with respect to the debt securities of the applicable series have been cured or waived, other than the nonpayment of principal that has become due solely because of acceleration.

The trustee is not required under any of the indentures to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the applicable indenture, or in the exercise of any of its rights or powers, if the trustee has reasonable grounds for believing that repayment of the funds or adequate security and/or indemnity against such risk or liability is not assured to it.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities of any series, the following must occur:

•                  you must give the trustee under the applicable indenture written notice that an event of default has occurred and remains uncured;

•                  the holders of not less than 25% in principal amount of the outstanding debt securities of that series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee security and/or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in taking that action;

•                  the trustee must not have taken action for 60 days after the above steps have been taken; and

•                  during those 60 days, the holders of a majority in principal amount of the outstanding debt securities of the applicable series must not have given the trustee directions that are inconsistent with the written request of the holders that the trustee take action because of the default.

However, under each indenture, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date if it has not been paid in full by Fibria Celulose or Fibria Finance, as applicable.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel a declaration of acceleration.

Waiver of Past Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive any past default for the debt securities of that series, except for payment defaults and other defaults that cannot be waived without the consent of each holder. If this happens, the default will be treated as if it had not occurred.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to waive a default.

Certain Defined Terms

The following is a summary of certain defined terms used in each of the Fibria Celulose and Fibria Finance indentures. Reference is made to the relevant indenture for the full definition of all such terms as well as other capitalized terms used in this section of this prospectus for which no definition is provided.

“Advance Transaction” means an advance from a financial institution involving either (1) a foreign exchange contract (ACC — Adiantamento sobre Contrato de Câmbio) or (2) an export contract (ACE — Adiantamento sobre Contrato de Exportação).

“Capital Lease Obligations” means, with respect to any person, any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with GAAP; the amount of such obligation will be the capitalized amount thereof, determined in accordance with GAAP; and the “Stated Maturity” thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” means, with respect to any person, any and all shares of stock, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting), such person’s equity including any preferred stock, but excluding any debt securities convertible into or exchangeable for such equity.

“Consolidated Total Assets” means the total amount of assets of Fibria Celulose and its Subsidiaries as set forth in the most recent financial statements delivered by Fibria Celulose to the trustee in accordance with the terms of the applicable indenture, after giving pro forma effect to any acquisition or disposition of companies, divisions, lines of businesses, operations or assets by Fibria Celulose and its Subsidiaries subsequent to such date and on or prior to the date of determination.

“CVM” means the Brazilian Securities Commission (Comissão de Valores Mobiliários).

“Event of Default” is has the meaning specified in “Description of the Debt Securities—Event of Default.”

“GAAP” means, as elected from time to time by Fibria Celulose, (1) collectively, the accounting principles prescribed by Brazilian Corporate Law, the rules and regulations issued by the applicable regulators, including the

CVM, as well as technical releases issued the Brazilian Institute of Accountants (Instituto Brasileiro de Contadores), (2) International Financial Reporting Standards, or (3) accounting practices generally accepted in the United States, in each case, as in effect from time to time.

“guarantee” means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness or other obligation of any person and any obligation, direct or indirect, contingent or otherwise, of such person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” at any date of determination means the net amount, exclusive of any commissions or administrative fees, that a Person would be obligated to pay upon the termination of any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option, forward or futures contract or other similar agreement or arrangement designed to protect such person against changes in interest rates or foreign exchange rates.

“Indebtedness” means, with respect to any person (a “Debtor”), without duplication:

(a)                                           the principal of (and premium, if any, on) (1) indebtedness of such person for money borrowed and (2) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable (but excluding trade accounts payable or other short-term obligations to suppliers or customers payable within 360 days, in each case arising in the ordinary course of business);

(b)                                           all Capital Lease Obligations of such person;

(c)                                            all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable or other short-term obligations to suppliers or customers payable within 360 days, in each case arising in the ordinary course of business);

(d)                                           all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

(e)                                            all Hedging Obligations;

(f)                                             all obligations of the type referred to in clauses (a) through (d) above of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (other than obligations of other persons that are customers or suppliers of such person for which such person is or becomes so responsible or liable in the ordinary course of business to (but only to) the extent that such person does not, or is not required to, make payment in respect thereof); and

(g)                                            all obligations of the type referred to in clauses (a) through (e) above of other persons secured by any Lien on any property or asset of such Debtor other than the Capital Stock of such other person (whether or not such obligation is assumed by such Debtor), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified person prepared in accordance with GAAP.

“investment” means, with respect to any person, any loan or advance to, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such person.

“Lien” means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

“Significant Subsidiary” means any Subsidiary of Fibria Celulose which at the time of determination either (1) had assets which, as of the date of Fibria Celulose’s most recent quarterly consolidated balance sheet, constituted at least 10% of Fibria Celulose’s total assets on a consolidated basis as of such date, or (2) had revenues for the 12-month period ending on the date of Fibria Celulose’s most recent quarterly consolidated statement of operations which constituted at least 10% of Fibria Celulose’s total revenues on a consolidated basis for such period.

“Stated Maturity” when used with respect to any debt security or any installment of principal thereof or interest thereon, means the date specified in such debt security as the fixed date on which the principal of such debt security or such installment of principal or interest is due and payable.

“Subsidiary” means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) Fibria Celulose, (b) Fibria Celulose and one or more Subsidiaries or (c) one or more Subsidiaries.

“Wholly-owned Subsidiary” means a Subsidiary of which at least 95% of the Capital Stock (other than directors’ qualifying shares) is owned by Fibria Celulose or another Wholly-owned Subsidiary.

DESCRIPTION OF THE GUARANTEE

Fibria Celulose fully, unconditionally and irrevocably guarantees the debt securities issued by Fibria Finance, a wholly-owned finance subsidiary of Fibria Celulose, and all obligations due under the related indenture. The following description summarizes the general terms and provisions of the guarantee that is provided by Fibria Celulose in the Fibria Finance Indenture. You should read the more detailed provisions of the Fibria Finance indenture, including the defined terms, for provisions that may be important to you. This summary is subject to, and qualified in its entirety by reference to, the provisions of the Fibria Finance indenture.

Pursuant to the Fibria Finance Indenture, Fibria Celulose has fully, irrevocably and unconditionally agreed, from time to time upon the receipt of notice from the trustee that Fibria Finance has failed to make the required payments under a series of debt securities and the Fibria Finance indenture to make any required payment, whether of principal, interest or any other amounts. The amount to be paid by Fibria Celulose under the guarantee will be an amount equal to the amount of the payment Fibria Finance fails to make.

The obligations of Fibria Celulose under the guarantee will rank:

•                  equal in right of payment to all other existing and future senior unsecured debt of Fibria Celulose subject to certain statutory preferences under applicable law, including labor and tax claims;

•                  senior in right of payment to Fibria Celulose’s subordinated debt; and

•                  effectively subordinated to the debt and other liabilities (including subordinated debt and trade payables) of Fibria Celulose’s subsidiaries (other than Fibria Finance) and jointly controlled companies and to secured debt of Fibria Celulose to the extent of the value of the assets securing such secured debt.

PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement a description of the plan of distribution of the debt securities that may be offered pursuant to this prospectus.

VALIDITY OF SECURITIES

Unless otherwise specified in the applicable prospectus supplement, White & Case LLP will provide an opinion regarding the validity of the debt securities and guarantees, if applicable, under New York law; Pinheiro Guimarães will provide an opinion regarding the authorization of the debt securities and guarantees, if applicable, of Fibria Celulose under Brazilian law; and Maples and Calder will provide an opinion regarding the authorization of the debt securities issued by Fibria Finance under Cayman Islands law.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the 2016 Annual Report have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

Brazil

Fibria Celulose is incorporated under the laws of Brazil.  All of our directors and officers reside outside the United States.  Substantially all of our assets are located in Brazil.  As a result, it may be difficult for investors to effect service of process within the United States upon Fibria Celulose, or such persons, or to enforce against them, judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have been advised by Pinheiro Guimarães, our Brazilian counsel, that a judgment of a United States court in connection with civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below.  Our Brazilian counsel has advised that a judgment against us, our directors and officers or certain advisors named herein obtained in the United States, including, without limitation, any final judgment for payment of a sum certain of money rendered by any such court, would be enforceable in Brazil upon recognition (homologação) thereof by the Superior Court of Justice (Superior Tribunal de Justiça), or STJ.  Such recognition (homologação) will only occur if the U.S. judgment:

•                  fulfills all formalities required for its enforceability under the laws of the United States;

•                  is issued by a court of competent jurisdiction after proper service of process on the parties, which services must comply with Brazilian law if made in Brazil, or after sufficient evidence of the parties’ absence has been given, as established pursuant to applicable law;

•                  is final and therefore not subject to appeal;

•                  is not contrary to Brazilian national sovereignty, public policy or public morality or does not violate human dignity;

•                  does not violate a final and unappealable decision issued by a Brazilian court;

•                  does not violate the exclusive jurisdiction of Brazilian courts; and

•                  is authenticated by a Brazilian consulate in the United States or, if the place of signing is a contracting state to the Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated October 5, 1961, apostilled, and, in either case, is accompanied by a sworn translation into Portuguese, unless an exemption is provided by an international treaty to which Brazil is a signatory.

The confirmation process may be time consuming and may also give rise to difficulties in enforcing the foreign judgment in Brazil. Accordingly, we cannot assure you that confirmation of any judgment would be obtained or that the confirmation process would be conducted in a timely manner.

We have also been advised by our Brazilian counsel that original actions may be brought in connection with this prospectus predicated solely on the federal securities laws of the United States in Brazilian courts and that, subject to applicable law, Brazilian courts may enforce liabilities in such actions against us or the directors and officers and certain advisors named herein (provided that provisions of the federal securities laws of the United States do not contravene Brazilian public policy, good morals or national sovereignty).

In addition, we have been further advised that a plaintiff, whether Brazilian or non-Brazilian, who resides outside Brazil during the course of litigation in Brazil must provide a bond to guarantee the payment of the court expenses and the defendant’s legal fees, if the plaintiff does not own real property in Brazil that could secure the payment. This bond of guarantee must have a value sufficient to satisfy the payment of court fees and defendant attorney’s fees, as determined by the Brazilian judge. This requirement does not apply (1) when an exemption is provided by an international agreement or treaty to which Brazil is a signatory; (2) in the case of claims for collection on a título extrajudicial; (3) in the case of enforcement of judgments (including foreign judgments that have been duly recognized by the STJ); or (4) counterclaims.

We have also been advised that, if the notes or the indenture were to be declared void by a court of competent jurisdiction, a judgment obtained outside Brazil seeking to enforce the guarantee may not be recognized by the STJ in Brazil.

Cayman Islands

Fibria Finance is an exempted company incorporated with limited liability under the laws of the Cayman Islands.  Fibria Finance is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services.  However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.  All of Fibria Finance’s assets are located outside the United States and all of Fibria Finance’s directors and such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon Fibria Finance, or such persons, or to enforce against them, judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

In the terms and conditions of the securities, Fibria Finance has (1) agreed that the courts of the State of New York and the federal courts of the United States, in each case sitting in the Borough of Manhattan, The City of New York, will have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with the securities and, for such purposes, will irrevocably submit to the non-exclusive jurisdiction of such courts and (2) named an agent for service of process in the Borough of Manhattan, The City of New York. See “Description of the Debt Securities.”

There is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of the courts of the United States or any state thereof obtained against Fibria Finance or (2) be competent to hear original actions brought in each respective jurisdiction, against the Fibria Finance or such persons predicated upon the securities laws of the United States or any state thereof.  A final and conclusive judgment in federal or state courts of the United States (assuming such courts have jurisdiction over the defendant according to Cayman Islands conflict of law rules and such final and conclusive judgment was neither obtained in a manner that was contrary to natural justice or public policy of the Cayman Islands) under which a liquidated sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges (or in certain circumstances for in personam non-monetary relief), may be subject to enforcement proceedings (subject to such enforcement not being contrary to natural justice or public policy of the Cayman Islands) by way of an action commenced on the judgment debt in the courts of the Cayman Islands.

Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

The laws of the Cayman Islands do not provide for indemnification of directors and officers. Fibria Finance’s Memorandum and Articles of Association provides that Fibria Finance shall indemnify officers and directors and their personal representatives against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained in or about the conduct of Fibria Finance’s business or affairs or in the execution or discharge of their duties, powers, authorities or discretions, including any costs, expenses, losses or liabilities incurred in defending (whether successfully or otherwise) any civil proceedings concerning Fibria Finance in the Cayman Islands or elsewhere. Fibria Finance’s Memorandum and Articles of Association further provides that no officer or director shall be liable for acts, omissions, losses, damages or other misfortune arising from their execution or discharge of duties, powers, authorities, discretions of office or in relation thereto, unless resulting from the officer’s or director’s dishonesty, willful default or fraud.

Neither the laws of Brazil nor Fibria Celulose’s bylaws or other constitutive documents provide for indemnification of directors and officers.  Under the Brazilian Civil Code, a person engaged in an illegal action must indemnify any third person that incurred losses or damages arising from such illegal action.

Fibria maintains liability insurance covering all expenses, liability and loss (including reasonable attorney’s fees, judgments and amounts paid or to be paid in settlement) up to a limit set forth in the policy that any of its directors and officers are legally required to pay (and for which they are not indemnified by Fibria) as a result of a written request for indemnification of financial losses or of any civil, labor, criminal, environmental or formal administrative proceedings in connection with any mistake, misstatement, act, omission, neglect or violation of a right performed by such directors and officers acting as such, either individually or as a group, and also in connection with being a director or officer of Fibria.  This liability insurance also covers all payments made by Fibria to indemnify its directors and officers against all expenses, liability and loss (including reasonable attorney’s fees, judgments and amounts paid or to be paid in settlement) up to a limit set forth in the policy that such directors and officers are legally required to pay in the circumstances explained above.

Item 9. Exhibits

The following is a list of all exhibits filed as part of this registration statement on Form F-3, including those incorporated herein by reference.

Exhibit Number	Description of Document
1.1 *	Form of Underwriting Agreement.
4.1	Form of Fibria Celulose Indenture.
4.2	Form of Fibria Finance Indenture.
4.3	Form of Debt Security (included in Exhibits 4.1 and 4.2).
4.4	Form of Guarantee (included in Exhibit 4.2).
5.1	Opinion of Pinheiro Guimarães, Brazilian counsel of the Registrants, as to matters of Brazilian law relating to the debt securities and guarantees.
5.2	Opinion of Maples and Calder, Cayman Island counsel of the Registrants, as to matters of Cayman Islands law relating to the debt securities.
5.3	Opinion of White & Case LLP, United States counsel of the Registrants, as to matters of New York law relating to the debt securities and guarantees.
23.1	Consent of Pinheiro Guimarães (included in exhibit 5.1).
23.2	Consent of Maples and Calder (included in exhibit 5.2).
23.3	Consent of White & Case LLP (included in exhibit 5.3).
23.4	Consent of PricewaterhouseCoopers Auditores Independentes.
24.1	Powers of Attorney (included on signature page to the Registration Statement).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas with respect to the Fibria Celulose Indenture.
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas with respect to the Fibria Finance Indenture.

*                 To be filed by amendment or as an exhibit to a report filed or submitted pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 10. Undertakings

(a)         Each of the undersigned registrants hereby undertakes:

(i)             To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this Registration Statement:

(1)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)         To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(3)         To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(ii)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(iv)      To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(v)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(vi)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         Each of the undersigned registrants hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)         Each of the undersigned registrants hereby undertakes that:

(i)             For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)          For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1 *	Form of Underwriting Agreement.
4.1	Form of Fibria Celulose Indenture.
4.2	Form of Fibria Finance Indenture.
4.3	Form of Debt Security (included in Exhibits 4.1 and 4.2).
4.4	Form of Guarantee (included in Exhibit 4.2).
5.1	Opinion of Pinheiro Guimarães, Brazilian counsel of the Registrants, as to matters of Brazilian law relating to the debt securities and guarantees.
5.2	Opinion of Maples and Calder, Cayman Island counsel of the Registrants, as to matters of Cayman Islands law relating to the debt securities.
5.3	Opinion of White & Case LLP, United States counsel of the Registrants, as to matters of New York law relating to the debt securities and guarantees.
23.1	Consent of Pinheiro Guimarães (included in exhibit 5.1).
23.2	Consent of Maples and Calder (included in exhibit 5.2).
23.3	Consent of White & Case LLP (included in exhibit 5.3).
23.4	Consent of PricewaterhouseCoopers Auditores Independentes.
24.1	Powers of Attorney (included on signature page to the Registration Statement).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas with respect to the Fibria Celulose Indenture.
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas with respect to the Fibria Finance Indenture.

*                 To be filed by amendment or as an exhibit to a report filed or submitted pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

SIGNATURES OF FIBRIA CELULOSE S.A.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of São Paulo, Brazil, on November 9, 2017.

FIBRIA CELULOSE S.A.

By:

/s/ Marcelo Strufaldi Castelli
	Name:	Marcelo Strufaldi Castelli
	Title:	Chief Executive Officer

By:

/s/ Guilherme Perboyre Cavalcanti
	Name:	Guilherme Perboyre Cavalcanti
	Title:	Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints Marcelo Strufaldi Castelli and Guilherme Perboyre Cavalcanti, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any such subsequent registration statement and reports on Form 6-K relating thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities on November 9, 2017.

Signature	Title

/s/ Marcelo Strufaldi Castelli	Chief Executive Officer
Marcelo Strufaldi Castelli

/s/ Guilherme Perboyre Cavalcanti	Chief Financial Officer / Principal Accounting Officer
Guilherme Perboyre Cavalcanti

/s/ José Luciano Duarte Penido	Chairman, Board of Directors
José Luciano Duarte Penido

Member, Board of Directors
Alexandre Gonçalves Silva

Member, Board of Directors
Carlos Augusto Lira Aguiar

/s/ Paulo Fernando Fleury da Silva e Souza	Member, Board of Directors
Paulo Fernando Fleury da Silva e Souza

/s/ João Carvalho de Miranda	Member, Board of Directors
João Carvalho de Miranda

Member, Board of Directors
João Henrique Batista de Souza Schmidt

/s/ Ernesto Lozardo	Member, Board of Directors
Ernesto Lozardo

/s/ Marcos Barbosa Pinto	Member, Board of Directors
Marcos Barbosa Pinto

/s/ Raul Calfat	Member, Board of Directors
Raul Calfat

SIGNATURES OF FIBRIA OVERSEAS FINANCE LTD.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of São Paulo, Brazil, on November 9, 2017.

FIBRIA OVERSEAS FINANCE LTD.

By:

/s/ Marcelo Strufaldi Castelli
	Name:	Marcelo Strufaldi Castelli
	Title:	Director / Chief Executive Officer

By:

/s/ Guilherme Perboyre Cavalcanti
	Name:	Guilherme Perboyre Cavalcanti
	Title:	Director / Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints Marcelo Strufaldi Castelli and Guilherme Perboyre Cavalcanti, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any such subsequent registration statement relating thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities on November 9, 2017.

Signature	Title

/s/ Marcelo Strufaldi Castelli	Chief Executive Officer
Marcelo Strufaldi Castelli

/s/ Guilherme Perboyre Cavalcanti	Chief Financial Officer / Principal Accounting Officer
Guilherme Perboyre Cavalcanti

/s/ Marcelo Strufaldi Castelli	Member, Board of Directors
Marcelo Strufaldi Castelli

/s/ Guilherme Perboyre Cavalcanti	Member, Board of Directors
Guilherme Perboyre Cavalcanti

/s/ Henri Philippe van Keer	Member, Board of Directors
Henri Philippe van Keer

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative of Fibria Celulose S.A. and Fibria Overseas Finance Ltd. in the United States, has signed this registration statement in the City of Newark, State of Delaware, on November 9, 2017.

PUGLISI & ASSOCIATES

By:

/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director